UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

DIVALL INSURED INCOME PROPERTIES 2, L.P.
(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 W 75th Street, Suite 100

Prairie Village, Kansas 66208

(Address of principal executive offices)

816-421-7444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Disclosure

On December 3, 2020, DiVall Insured Income Properties 2, L.P. (the “Partnership”) received notice of an unsolicited mini-tender offer from CMG Partners, LLC (“CMG”) to purchase units of the Partnership (the “Units”) from limited partners of the Partnership (the “Limited Partners”) at a price of $205 per Unit, less transfer fees of $50 per investor and less any distributions paid on or after November 9, 2020.

Although the Partnership remained neutral in response to most prior mini-tender offers, the Partnership recommends that the Limited Partners reject CMG’s current mini-tender offer, as disclosed in the Partnership’s letter to the Limited Partners dated December 10, 2020 (the “Letter to Limited Partners”) providing further information regarding the mini-tender offer by CMG. Among other things, the Letter to Limited Partners discloses the estimated Net Unit Value (the “NUV”) of each Unit as of December 10, 2020. Pursuant to independent third-party appraised valuations conducted during 2020, the current estimated NUV is approximately 25% higher than that of December 31, 2019.

As previously disclosed, in order for qualified plans to report account values as required by the Employee Retirement Income Security Act, as amended (“ERISA”), the Partnership annually provides an estimated NUV. As previously disseminated to Limited Partners by the Partnership, the annual statement of NUV for Limited Partners subject to ERISA was estimated to approximate $390 per Unit as of December 31, 2019, as determined by the use of independent third-party appraised valuations conducted during 2019.

The estimated NUV as of each of December 10, 2020 and December 31, 2019 is only an estimate and may not reflect the actual NUV. As with any valuation methodology, the independent third-party appraised valuation methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated NUV. Accordingly, with respect to the estimated NUVs, the Partnership can give no assurance that:

●	an investor would be able to resell his or her Units at any estimated NUV;

●	an investor would ultimately realize distributions per Unit equal to the Partnership’s estimated NUV per Unit upon the liquidation of all of the Partnership’s assets and settlement of its liabilities;

●	the Units would trade at an estimated NUV in a secondary market; or

●	the methodology used to estimate the Partnership’s NUV would be acceptable under ERISA for compliance with their respective reporting requirements.

A copy of the Letter to Limited Partners is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

A copy of the Letter to Limited Partners is also posted on the Partnership’s website, which can be accessed at http://www.divallproperties.com/newsletter.php.

The information being furnished pursuant to this Item 7.01 in this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. Such information may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Partnership that the information is material or complete.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Letter to Limited Partners.

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Forward-Looking Statements

This Current Report on Form 8-K and the information contained in Exhibit 99.1 incorporated herein may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of the Partnership’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. The Partnership cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: future economic and market conditions; changes in the commercial real estate markets and general economic conditions; decreases in valuations of real properties, uncertainties related to tenant operations; and effects of the on-going Covid-19 pandemic.

All forward-looking statements contained in Exhibit 99.1 incorporated herein are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and the Partnership has no obligation and does not undertake any obligation to publicly update, revise or correct any forward-looking statement for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, L.P.

	By:	The Provo Group, Inc., General Partner

Date: December 14, 2020	By:	/s/ Bruce A. Provo
Bruce A. Provo, President, Chief Executive Officer and Chief Financial Officer

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